                                                                    EXHIBIT 99.1


[Reliant Resources, Inc. Logo]



FOR FURTHER INFORMATION:   Sandy Fruhman, Media      (713) 497-3123
                           Dennis Barber, Investors  (713) 497-3042


FOR IMMEDIATE RELEASE:     May 12, 2003



RELIANT RESOURCES REACHES AGREEMENT WITH SEC
                Agreement concludes SEC investigation of Company


HOUSTON, TX - Reliant Resources, Inc. (NYSE:RRI) has entered into a settlement with the United States Securities and Exchange Commission (SEC) that brings to a close the SEC's investigation of the company into allegations of violations of federal securities laws.

Under the settlement, Reliant Resources consented, without admitting or denying the SEC's findings, to the entry of an administrative cease-and-desist order obligating Reliant to avoid future violations of certain provisions of the federal securities laws. The SEC will assess no monetary penalties or fines against the company.

The SEC order acknowledged Reliant's cooperation in the investigation and its self-disclosure of relevant issues.

"We are pleased that the SEC investigation is now closed," said Joel Staff, Reliant's chairman and CEO. "Resolving this matter is another milestone in putting the past behind us, allowing us to move forward with confidence.

"We are committed to conducting our business with the highest integrity, restoring our credibility with all constituencies and building shareholder value," he added.

Reliant is continuing to work toward resolving all remaining regulatory and legal issues.

                                       ###